Exhibit 99.1

NEWS RELEASE	Nasdaq: OMNI

4500 NE Evangeline Thwy • Carencro, LA 70520 • Phone • 337-896-6664 • Fax 337-896-6655

FOR IMMEDIATE RELEASE	No. 08-22

For more information contact:

Ronald D. Mogel, Senior Vice President and Chief Financial Officer

Phone: (337) 896-6664

OMNI TO PRESENT AT RODMAN & RENSHAW

GLOBAL INVESTMENT CONFERENCE

CARENCRO, LA – November 4, 2008 – OMNI ENERGY SERVICES CORP. (NASDAQ GM: OMNI) (“OMNI” or the “Company”) plans to make a presentation to the investment community at the RODMAN & RENSHAW Global Investment Conference in New York, NY. The presentation is scheduled for 10:20 a.m. Eastern Standard Time, Tuesday, November 11, 2008, and will be held at the New York Palace Hotel. The presentation will be made by Brian J. Recatto, the Company’s Chief Executive Officer, and by Ronald D. Mogel, the Company’s Chief Financial Officer. In addition, they will be making a presentation to various investor groups in New York beginning on Tuesday, November 11, 2008.

The presentation will be broadcast live from http://www.wsw.com/webcast/rrshq14/omni.

The slides used in the presentation will also be available on the investor relations page of the Company’s website at http://www.omnienergy.com/rr.pdf beginning on November 11, 2008.

Headquartered in Carencro, LA, OMNI Energy Services Corp. offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and to oil and gas companies operating in the Gulf of Mexico as well as the prolific oil and gas producing regions of the continental United States of America. OMNI provides its services through five business segments: Seismic Drilling (including drilling, survey and permitting services), Environmental Services, Equipment Leasing, Fluid and Transportation Services and Other Services.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties associated with the continued return of business activity to pre-hurricane levels, the timely conversion of seismic drilling backlog into revenue, the acceptance and use of OMNI’s expanded environmental cleaning services, OMNI’s dependence on activity in the oil and gas industry, labor shortages, permit delays, dependence on significant customers, seasonality and weather risks, competition, technological evolution, the ultimate outcome of pending litigation, the continued growth of our environmental services and lease equipment business units, and other risks detailed in OMNI’s filings with the Securities and Exchange Commission.

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